EXHIBIT 5.1

                             [COMPANY'S LETTERHEAD]


                                December 21, 2001

The 3DO Company
100 Cardinal Way
Redwood City, CA 94063

            Re: The 3DO Company / Registration Statement on Form S-3

Gentlemen:

            In connection with the preparation and filing of a Form S-3 Registration Statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), relating to the sale by certain selling stockholders (the "Selling Stockholders") of 11,385,234 shares of Common Stock, par value $0.01 per share (the "Common Stock"), of which (i) 9,022,805 shares (the "Conversion Shares") are issuable upon the conversion of the series A redeemable convertible preferred stock of the Company and (ii) 2,362,429 shares (the "Warrant Shares") are issuable upon the exercise of outstanding warrants (the "Warrants"), I have examined the originals or copies of corporate records, certificates of public officials and officers of the Company and other instruments relating to the authorization and issuance of such shares of Common Stock as I have deemed relevant and necessary for the opinion hereinafter expressed.

            On the basis of the foregoing, I am of the opinion (i) the Conversion Shares to be offered and sold by the Selling Stockholders have been duly authorized, and when converted into Common Stock in accordance with the terms of the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock will be legally issued, fully paid and non-assessable and (ii) the Warrant Shares to be offered and sold by the Selling Stockholders have been duly authorized and, when issued by the Company in accordance with the terms of the Warrants, will be legally issued, fully paid and nonassessable.

             I consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of my name wherever appearing in the Registration Statement, including the prospectuses constituting a part thereof and any amendment thereto.


                                             Sincerely,


                                             /s/ James Alan Cook
                                             Executive Vice President
                                             And General Counsel